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                                                                    EXHIBIT 11.2


                                BANK OF GRANITE
                               GUARANTY AGREEMENT


         WHEREAS, the undersigned has requested BANK OF GRANITE (herein called
Bank) to extend credit to P F Management, Inc. (herein called Borrower) and the Bank has extended and/or may in the future extend credit by reason of such request and in reliance upon this guaranty;

         NOW, THEREFORE, in consideration of such credit extended and/or to be extended in its discretion by the Bank to the Borrower, the undersigned (who, if two or more in number, shall be jointly and severally bound) hereby unconditionally guarantees to the Bank and its successors, endorsees and assigns the punctual payment when due, with such interest as may accrue thereon either before or after any maturity(ies) thereof, of all debts and obligations of the Borrower or of the Borrower and any other party or parties, now existing or hereafter arising, whether created directly or acquired by endorsement, assignment or otherwise, whether absolute or contingent, secured or unsecured, due or not due, including but not being limited to notes, checks, drafts, bills of exchange, credits and advances, all of which are hereinafter referred to as "debts" of the Borrower"; provided, however, the liability of the undersigned hereunder shall not exceed at any one time a total of Five Hundred Thousand Dollars ($500,000).

         The undersigned consents that the whole or part of the security now or hereafter held for any debts of the Borrower may be exchanged, compromised, or surrendered from time to time; that the time or place of payment of any debt of the Borrower or of any securities therefore may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; that the Borrower may be granted indulgences generally; that any of the provisions of any note or other instrument evidencing any debt of the Borrower or any security therefore may be modified or waived; that any party liable for the payment thereof (including but not being limited to any co-guarantor) may be granted indulgences or released; that neither the death, bankruptcy nor disability need be asserted against the personal representative, guardian, trustee in bankruptcy or receiver of any deceased, incompetent, bankrupt or insolvent guarantor; and that any deposit balance to the credit of the Borrower or any other party liable for the payment of debts of the Borrower or liable upon any security therefore may be released, in whole or in part, at, before and/or after the stated, extended or accelerated of any debt of the Borrower, all without notice to or further assent by the undersigned, who shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         The undersigned expressly waives: (a) notice of acceptance of this guaranty and of all extensions of credit to the Borrower; (b) presentment and demand for payment of any of the debts of the Borrower; (c) protest and notice of dishonor or of default to the undersigned or to any other party with respect to any of the debts of the Borrower or with respect to any security therefore;
(d) all other notices to which the undersigned might otherwise be entitled; and
(e) demand for payment under this guaranty.

         This is a guaranty of payment and not of collection. The liability of the undersigned on the guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Borrower or any other person, nor against securities or liens available to the Bank, its successors, endorsees or assigns. The undersigned waives any right to require that an action be brought against the Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Bank in favor of the Borrower or any other person.


         This guaranty shall be binding upon the undersigned, his personal representatives, successors and assigns unless and until (and then only with respect to future transactions or commitments) terminated by notice to that effect sent by registered mail, addressed to the Bank at the office of the Bank extending credit under this guaranty agreement.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and seal, this 17 day of April, 2001.

WITNESS:

/s/ T. Stewart Gibson                       /s/ James C. Richardson, Jr. (Seal)
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                                                JAMES C. RICHARDSON, JR.

----------------------                      -----------------------------(Seal)